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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

Board of Directors
EduTrek International, Inc.
Atlanta, Georgia

We consent to the use in this Registration Statement of EduTrek International, Inc. (the "Company") on Form S-1 of our report with respect to EduTrek International, Inc. dated June 18, 1997 appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 19, 1997